Exhibit 99.2

CITI TRENDS ANNOUNCES LEADERSHIP CHANGES

Ed Anderson retires as CEO and moves to Executive Chairman

Jason Mazzola promoted to President and CEO

Bruce Smith promoted to COO

SAVANNAH, GA (March 13, 2015) — Citi Trends, Inc. (NASDAQ: CTRN) today announced that Ed Anderson is retiring as CEO, effective March 21, 2015.  Jason Mazzola, currently Executive Vice President and Chief Merchandising Officer, will become President and Chief Executive Officer effective March 22, 2015 and has been appointed to the Board of Directors, effective immediately.   Additionally, Bruce Smith, the Company’s Executive Vice President and Chief Financial Officer, will also become its Chief Operating Officer.

Mr. Anderson will continue as an employee of the Company, serving as Executive Chairman of the Board, in order to provide for an orderly transition of the Chief Executive Officer role. He will serve as advisor and counselor to Mr. Mazzola and will continue to serve as Chairman of the Company’s Real Estate Committee.  Mr. Anderson will also provide broad oversight of the Company’s operations for the Board and Mr. Mazzola will report directly to him.

Mr. Anderson commented, “When I came back to the Company at the beginning of 2012, my job was to lead a turnaround of the Company.  That work is largely complete as the Company just reported a very successful 2014 and again is in strong financial condition. The successful turnaround of Citi Trends could not have been done without Jason Mazzola. He is an extraordinarily skilled merchant, leader and executive.  He has earned this promotion and he will do well.

Another key to our turnaround efforts has been the contribution of Bruce Smith, our CFO. Bruce has proven to be not only an outstanding CFO, but a well-respected leader.  Jason and Bruce have the skills to lead our company and take it to new heights of success.  The Company’s future is in great hands.”

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 513 stores located in 29 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Ed Anderson
	Chief Financial Officer	Chairman & Chief Executive Officer
	(912) 443-2075	(912) 443-3705